SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 17, 2019, CleanSpark, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with an otherwise unaffiliated third-party institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor a $10,750,000 face value Senior Secured Redeemable Convertible Promissory Note (the “Debenture”) with a 7.5% original issue discount, 2,150 shares of our Series B Preferred Stock with a 7.5% original issue discount, a Common Stock Purchase Warrant (the “Warrant”) on a cash-only basis to acquire up to 2,300,000 shares (the “Warrant Shares”) of our common stock (our “Common Stock”) and 1,250,000 shares of our Common Stock.

The aggregate purchase price for the Debenture, the Series B Preferred Stock the Warrant and the Common Stock is $20,000,000.

At the first closing, which occurred on April 18, 2019, we sold the Debenture, the Common Stock and the Warrant for $10,000,000. At the second closing, we plan to sell 1,075 shares of Series B Preferred Stock for $5,000,000 upon approval of our shareholders: (1) to increase our authorized common stock from 100,000,000 shares, par value $0.001 per share, to 200,000,000 shares, and (2) to approve the Agreement and the issuance of the Debenture, the Series B Preferred Stock, the Warrant, the Common Stock and the shares underlying the Debenture and the Series B Preferred Stock and the Warrant Shares. We have also agreed to submit an application for listing on the Nasdaq Capital Market within 45 days of executing the Agreement. Within 30 days of approval of the above corporate actions and upon listing with the Nasdaq Capital Market, we have an option to sell the remaining 1,075 shares of Series B Preferred Stock at $5,000 per share with a 7.5% OID for the sum of up to $5,000,000.

The Debenture has a maturity date two years from the issuance date and the Company has agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal 7.5% per annum. Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of common stock.

Pursuant to the Agreement, the Company agreed to sell the above securities pursuant to an effective shelf registration statement on Form S-3 (Registration No 333-228063), declared effective by the Securities and Exchange Commission on November 20, 2018, and a related prospectus supplement thereto.

Prior to the maturity date, provided that no trigger event has occurred, the Company will have the right at any time upon 30 trading days’ prior written notice, in its sole and absolute discretion, to redeem all or any portion of the Debenture then outstanding by paying to the Investor an amount equal to 145% of the of the portion of the Debenture being redeemed.

The Investor may convert the Debenture into shares of the Company’s common stock at a conversion price equal to 90% of the mathematical average of the 5 lowest individual daily volume weighted average prices of the common stock, less $0.075 per share, during the period beginning on the issuance date and ending on the maturity date. There is a floor price of $1.00 per share until we complete the above corporate actions and then $0.35 per share. In the event certain equity conditions exist, the Company may require that the Investor convert the Debenture. In no event shall the Debenture be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Investor and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

The Series B Preferred Stock may convert into Common Stock and has other features as noted in the Certificate of Designation we filed with the State of Nevada, which is made an exhibit to this Current Report. The Warrant is exercisable for a term of three years on a cash-only basis at an exercise price of $3.50 per share with respect to 2,000,000 Warrant Shares, $4.00 with respect to 100,000 Warrant Shares, $5.00 with respect to 100,000 Warrant Shares, $7.50 with respect to 50,000 Warrant Shares and $10.00 with respect to 50,000 Warrant Shares.

As part of the transaction, our shareholders owning and controlling more than 51% of our outstanding shares of Series A Preferred Stock and Common Stock were required to execute Voting Agreements that required those shareholders to vote in favor of the Purchase Agreement and issuance of the securities covered thereby.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

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SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 16, 2019, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, the holders of Series B Preferred Stock are entitled to the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions, among others as set forth in the Certificate of Designation:

▪	The holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors;
▪	Commencing on the date of issuance, the Series B Preferred Stock will accrue cumulative in kind accruals (“the Accruals”) at the rate of 7.5% per annum;
▪	Upon any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $5,000.00 (the “Face Value”), plus an amount equal to any accrued but unpaid Accruals thereon (the “Liquidation Value”);
▪	On maturity, the Company may redeem the Series B Preferred Stock by paying the holder the Liquidation Value;
▪	Before maturity, the Company may redeem the Series B Preferred stock on 30 days’ notice by paying 145% of the outstanding Face Value per share;
▪	If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will, within three trading days of such determination and prior to effectuating any such action, redeem all outstanding shares of Series B Preferred Stock;
▪	In the event of a conversion of any shares of Series B Preferred Stock, the Company will (a) satisfy the payment of the Conversion Premium, which is defined as the Face Value of the shares converted multiplied by the product of 7.5% and the number of whole years between issuance and maturity, and (b) issue to the holder of the shares of Series B Preferred Stock a number of conversion shares equal to the Face Value divided by the applicable Conversion Price (defined as 90% of the of the 5 lowest individual daily volume weighted average prices of the Common Stock from issuance to conversion less $0.075 per share, but no less than the Floor Price [$1.00 prior to corporate approvals to increase the authorized stock and approve the financing and $0.35 after approvals]) with respect to the number of shares converted;
▪	if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which holder could have acquired if holder had held the number of shares of Common Stock acquirable upon conversion of Series B Preferred Stock;
▪	At maturity (2 years from issuance), all outstanding shares of Series B Preferred Stock shall automatically convert into common stock at the Conversion Price; and
▪	At no time may the holders of Series B Preferred Stock own more than 4.99% of the outstanding common stock in the Company.

The full rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on April 16, 2019, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation dated April 16, 2019
4.1	Form of Senior Secured Redeemable Convertible Promissory Note dated April 17, 2019 issued to the Investor.
4.2	Form of Common Stock Purchase Warrant dated April 17, 2019 issued to the Investor.
5.1	Opinion of The Doney Law Firm
10.1	Form of Purchase Agreement dated April 17, 2019 between the Company and the Investor.
10.2	Form of Voting Agreement dated April 17, 2019 between the Company and shareholders holding 51% of the voting power of the Company.
10.3	IP Security Agreement, dated April 17, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ S. Matthew Schultz
S. Matthew Schultz Chief Executive Officer

Date: April 18, 2019

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